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                                October 31, 1996


                                                                  (215) 569-5500



Genesis Health Ventures, Inc.
148 West State Street
Kennett Square, PA 19348

         Re:      Genesis Health Ventures, Inc.
                  9 1/4% Senior Subordinated Notes due 2006
                  Registration Statement on Form S-4
                  ----------------------------------

Gentlemen:

         We have acted as counsel to Genesis Health Ventures, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer to exchange by the Company of up to $125,000,000 in principal amount of 9 1/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") for outstanding $125,000,000 in principal amount of 9 1/4% Senior Subordinated Notes due 2006. The Exchange Notes will be issued pursuant to an Indenture between the Company and First Union National Bank, as trustee (the "Indenture"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and no opinion is expressed as to the laws of any other jurisdiction, except that as to matters of New York law, we have relied on the opinion of Simpson Thacher & Bartlett (a partnership that includes professional corporations), New York, New York, attached as Exhibit "B."

         Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes that are being offered by the Company pursuant to the Registration Statement, when issued by the


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Genesis Health Ventures, Inc.
October 31, 1996
Page 2
-----------------------------


Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         The opinions expressed herein are qualified in all respects by, and subject to, the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief, (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; (c) general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (d) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                             Sincerely,


                             BLANK ROME COMISKY & McCAULEY



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                                   EXHIBIT "A"

1.       The Company's Amended and Restated Articles of Incorporation.

2.       The Company's Amended and Restated Bylaws.

3.       The Company's Minute Books from May 1985 through the date hereof.

4.       Indenture.

5.       The Registration Statement.



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                                   EXHIBIT "B"


                                                                October 31, 1996

Genesis Health Ventures, Inc.
148 West State Street
Kennett Square, PA 19348

Ladies and Gentlemen:

         We have acted as counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated, BT Securities Corporation and Montgomery Securities (the "Initial Purchasers") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Genesis Health Ventures, Inc., a Pennsylvania corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $125,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2006 (the "Exchange Notes"). The Exchange Notes are to be issued by the Company in exchange for $125,000,000 aggregate principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2006 (the "Notes")

         We have examined the Registration Statement, which incorporates by reference the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 1995, the Quarterly Reports on Form 10-Q of the Company for the quarters ended December 31, 1995, March 31, 1996 (as amended by a Form 10-Q/A of

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Genesis Health Ventures, Inc.         -2-                       October 31, 1996

the Company dated March 31, 1996) and June 30, 1996, the Current Report on Form 8-K/A of the Company dated November 30, 1993, the Current Report on Form 8-K of the Company dated November 30, 1995 (as amended by Current Reports on Form 8-K/A of the Company dated November 1, 1996, November 2, 1996 and November 3, 1996), the Current Report on Form 8-K of the Company dated April 21, 1996, the Current Report on Form 8-K of the Company dated May 3, 1996 (as amended by the Current Report on Form 8-K/A of the Company dated November 1, 1996), the Current Report on Form 8-K of the Company dated May 8, 1996, the Current Report on Form 8-K/A of the Company dated July 11, 1996, the Current Report on Form 8-K of the Company dated July 26, 1996 and the Current Report on Form 8-K of the Company dated October 11, 1996; and the Indenture, dated as of October 7, 1996 (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"), relating to the Notes and the Exchange Notes. In addition, we have examined, and have relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as


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 Genesis Health Ventures, Inc.         -3-                      October 31, 1996

certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the exchange and related matters, and (iii) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, we are of the opinion that the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.


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Genesis Health Ventures, Inc.         -4-                       October 31, 1996

         This opinion letter is rendered to you in connection with the above described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that Blank Rome Comisky & McCauley, counsel for the Company, may rely upon this opinion letter in rendering their legal opinion pursuant to the Indenture insofar as the opinions expressed therein relate to or are dependent upon matters governed by laws of the State of New York.

                                          Very truly yours,




                                          SIMPSON THACHER & BARTLETT